UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2005
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1140 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

On August 31, 2005, we completed a private placement of our common stock. We sold a total of 3,775,000 restricted shares of our common stock to ten (10) persons who are officers, directors and members of our advisory board. The shares were sold at a price of $0.001 per share for a total of $3,775.00. These shares were issued as compensation to the ten individuals for acting as officers, directors, and as members of our advisory board. There were no commissions paid in connection with the private placement and no underwriters were involved therein. The shares issued to U.S. residents were issued pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. Each recipient was in possession of the same information that can be found in a Form SB-2 registration statement and each recipient was a sophisticated investor. The shares issued to non-US persons were made pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. The sales to the non US persons were closed outside of the United States of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: September 7, 2005	By:	/s/ Aileen Lloyd

AILEEN LLOYD
Director/ Corp. Secretary